SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2000

FORD MOTOR CREDIT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6368	38-1612444

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The American Road, Dearborn, Michigan	48121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Item 5. Other Events.

      Ford Motor Credit Company, a Delaware corporation (the “Company”), has registered $33,000,000,000 principal amount of its Debt Securities (“Debt Securities”) pursuant to Registration Statement Nos. 333-91953 and 333-75177. The Debt Securities were registered on Form S-3 to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. The Debt Securities are to be issued under an Indenture dated as of February 1, 1985, as supplemented, between the Company and The Chase Manhattan Bank, as Trustee.

      The Company intends to issue a series of Debt Securities under such Indenture, as supplemented, in the aggregate principal amount of $1,000,000,000 which will mature on January 19, 2003 and bear interest at a fixed rate yet to be determined. Certain information used in connection with this proposed offering is filed as an exhibit to this Report and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Designation	Description	Method of Filing

Exhibit 99	Information
Exhibit 99.1	Ford Credit Internet Strategy for Debt Securities	Filed with this Report.
Exhibit 99.2	Secondary Trading Levels of Comparable Securities	Filed with this Report.
Exhibit 99.3	Indicative Switch Pricing Information	Filed with this Report.
Exhibit 99.4	Ford Credit Spread History	Filed with this Report.
Exhibit 99.5	Investor Presentation	Filed with this Report.
Exhibit 99.6	Excerpt from Transportation Industry Update: Planes, Trains and Automobiles; Dan Ward, December 15, 1999	Filed with this Report.
Exhibit 99.7	Recent Rating Agency Actions. Standard & Poors — Long-Term Rating on Ford Motor Co. and Units Raised	Filed with this Report.
Exhibit 99.8	Recent Rating Agency Actions. Moody’s confirms Debt Ratings of Ford Motor Company, Ford Motor Credit Company and Hertz Corporation; Changes Outlook to Stable from Negative; Assigns A1 Long-Term Rating to Bank Facilities	Filed with this Report.

Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

Ford Motor Credit Company
(Registrant)

Date: January 10, 2000

By: /s/ R. P. CONRAD

R.P. Conrad
Assistant Secretary

Exhibit Index

Designation	Description	Method of Filing

Exhibit 99	Information
Exhibit 99.1	Ford Credit Internet Strategy for Debt Securities	Filed with this Report.
Exhibit 99.2	Secondary Trading Levels of Comparable Securities	Filed with this Report.
Exhibit 99.3	Indicative Switch Pricing Information	Filed with this Report.
Exhibit 99.4	Ford Credit Spread History	Filed with this Report.
Exhibit 99.5	Investor Presentation	Filed with this Report.
Exhibit 99.6	Excerpt from Transportation Industry Update: Planes, Trains and Automobiles; Dan Ward, December 15, 1999	Filed with this Report.
Exhibit 99.7	Recent Rating Agency Actions. Standard & Poors — Long-Term Rating on Ford Motor Co. and Units Raised	Filed with this Report.
Exhibit 99.8	Recent Rating Agency Actions. Moody’s confirms Debt Ratings of Ford Motor Company, Ford Motor Credit Company and Hertz Corporation; Changes Outlook to Stable from Negative; Assigns A1 Long-Term Rating to Bank Facilities	Filed with this Report.